EXHIBIT 10.4

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and between
Docket No. 10-094-WA/RB-HC

PACIFIC CAPITAL BANCORP
Santa Barbara, California

and

FEDERAL RESERVE BANK OF
SAN FRANCISCO
San Francisco, California

WHEREAS, Pacific Capital Bancorp (“PCB”), a registered bank holding company, owns and controls

Pacific Capital Bank, National Association, Santa Barbara, California (the “Bank”), a national bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of PCB and the Federal Reserve Bank of San Francisco (the “Reserve

Bank”) to maintain the financial soundness of PCB so that PCB may serve as a source of strength to the Bank;

WHEREAS, PCB and the Reserve Bank have mutually agreed to enter into this Written Agreement (the

“Agreement”); and

WHEREAS, on May 7, 2010, the board of directors of PCB, at a duly constituted meeting, adopted a resolution authorizing and directing Edward E. Birch to enter into this Agreement on behalf of PCB, and consenting to compliance with each and every provision of this Agreement by PCB and its institution-affiliated parties, as defined in

sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”)

(12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, PCB and the Reserve Bank agree as follows:

Source of Strength

1.      The board of directors of PCB shall take appropriate steps to fully utilize PCB’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal

Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank,

including, but not limited to, taking steps to ensure that the Bank complies with the consent order entered into with the Office of the Comptroller of the Currency on May 11, 2010 and any other supervisory action taken by the Bank’s federal regulator.

Dividends and Distributions

2.      (a)    PCB shall not declare or pay any dividends without the prior written approval of the Reserve

Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of

Governors of the Federal Reserve System (the “Board of Governors”).

(b)    PCB shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c)    PCB and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the

Reserve Bank and the Director.

(d)    All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on PCB’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, PCB must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash

Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve

Regulatory Service, 4-877 at page 4-323) .

Debt and Stock Redemption

3.      (a)    PCB and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)    PCB shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

4.      Within 90 days of this Agreement, PCB shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at PCB on a consolidated basis. The plan shall, at a minimum, address, consider,

and include:

(a)    The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding

Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y

of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(b)    the adequacy of the Bank’s capital, taking into account the volume of classified credits,

concentrations of credit, allowance for loan and lease losses, current and projected asset growth, and projected retained earnings;

(c)    the source and timing of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements;

(d)    supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal regulators; and

(e)    the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. §

225.4(a)) that PCB serve as a source of strength to the Bank.

5.      PCB shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of PCB’s capital ratios fall below the approved plan’s minimum ratios. Together with the notification, PCB shall submit an acceptable written plan that details the steps that PCB will take to increase

PCB’s capital ratios to or above the approved plan’s minimums.

Cash Flow Projections

6.      Within 60 days of this Agreement, PCB shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow

Projection”) for the remainder of 2010. PCB shall submit to the

Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.

Affiliate Transactions

7.      (a)    PCB shall take all necessary action to ensure that the Bank complies with sections 23A and

23B of the Federal Reserve Act (12 U.S.C. §§ 371c and 371c-1) and Regulation W of the Board of Governors

(12 C.F.R. Part 223) in all transactions between the Bank and PCB.

(b)    PCB shall not cause the Bank to violate any provision of sections 23A and 23B of the Federal

Reserve Act or Regulation W of the Board of Governors.

Compliance with Laws and Regulations

8.      (a)    In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, PCB shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of

Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

(b)    PCB shall comply with the restrictions on indemnification and severance payments of section

18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s

regulations (12 C.F.R. Part 359).

Progress Reports

9.      Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

Approval and Implementation of Plans

10.    (a)    PCB shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 4 of this Agreement.

(b)    Within 10 days of approval by the Reserve Bank, PCB shall adopt the approved capital plan.

Upon adoption, PCB shall promptly implement the approved plan, and thereafter fully comply with it.

(c)    During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

11.    All communications regarding this Agreement shall be sent to:

(a)    Mr. Kevin Zerbe

         Vice President

         Banking Supervision and Regulation

         Federal Reserve Bank of San Francisco

         101 Market Street, Mail Stop 920

         San Francisco, California 94105

(b)    Mr. Edward E. Birch

         Chairman of the Board

         Pacific Capital Bancorp

         1021 Anacapa Street

         Santa Barbara, California 93102

Miscellaneous

12.    Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion,

grant written extensions of time to PCB to comply with any provision of this Agreement.

13.    The provisions of this Agreement shall be binding upon PCB and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

14.    Each provision of this Agreement shall remain effective and enforceable until stayed, modified,

terminated, or suspended in writing by the Reserve Bank.

15.    The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors,

the Reserve Bank, or any other federal or state agency from taking any other action affecting PCB, the Bank,

any nonbank subsidiary of PCB, or any of their current or former institution-affiliated parties and their successors and assigns.

16.    Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the

Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 11th day of

May, 2010.

PACIFIC CAPITAL BANCORP		FEDERAL RESERVE BANK SAN FRANCISCO

By:	/s/ Edward E. Birch	By:	/s/ David E. Reiser
	Edward E. Birch		David E. Reiser
	Chairman of the Board		Examining Officer